EXHIBIT 99.3

Filed by PB Bankshares, Inc.

Pursuant to Rule 425 under the Securities Act

of 1933 and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: PB Bankshares, Inc.

Commission File No.: 001-40612

ACQUISITION HIGHLIGHTS

Dated July 7, 2025

Wayne Bank’s story began over 150 years ago with a promise to serve—built on trust, resilience, and a bold commitment to their communities. Today, that promise is stronger than ever.  Guided by very similar values as Presence Bank, like teamwork, enthusiasm, and education, they come to work each day with one goal: to make Every Day Better™ for their customers, neighbors, and one another.

Thank you for being part of our combined journey.

~Presence & Wayne Bank Leadership Teams

Combined Footprint

Combined Franchises

NASDAQ: NWFL

Founded: 1871

$2.1B

Total Loans

$2.4B

Total Deposits

$2.8B

Total Assets

36	2	13	290
Offices	States	Counties	Employees

OUR PROMISE

To make every day better by providing the tools, support, and expertise to help our customers reach their goals, both big and small.

OUR MISSION

To help our customers and communities build strong financial futures, so that every day, every year, every generation, is better than the last.

OUR VISION

To be an essential and beloved part of every community we serve.

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WHAT CUSTOMERS CAN EXPECT

This decision positions us to offer even greater resources, technology, and service while continuing our strong tradition of community banking.

Q: What are the terms of the merger?

A: Norwood Financial Corp, the parent company of Wayne Bank, will acquire PB Bankshares, Inc., the parent company of Presence Bank.

Q: What is the expected timing of the merger?

A: The merger needs to be approved by State and Federal Regulators, and PB Bankshares’ shareholders . We expect the merger will close  late 4th  quarter of 2025,or early 1st quarter of 2026, subject to receipt of required regulatory approvals and other conditions.

Q: Why is this happening?

A: The banking environment continues to rapidly change and evolve, and scale has become increasingly important to serve customers effectively, invest in technology, and meet regulatory expectations. This acquisition allows us to grow and offer more opportunities to our customers with better products, and services and branch locations. As banking continues to evolve, joining forces with a like-minded institution allows us to grow responsibly while continuing to serve you with excellence. Wayne Bank shares our commitment to personalized service, community involvement, and local decision-making.

Q: What will change for me as a customer?

A: Prior to the transaction closing, nothing will change. You can continue to use your Presence Bank branches, ATM’s, accounts, checks, debit cards, online banking, and expect to receive the same high level of customer service that you do today. We’ll communicate any changes to you well in advance.

Q: Will my account number, debit card, or online banking access change?

A: Not at this time. If any changes are necessary as we integrate systems in the future, you will be notified well in advance with clear instructions.

Q: Will my branch or banker change?

A: No immediate changes are planned. Our associates remain committed to providing the same high level of customer service you’ve come to expect.

Q: Will my loan or CD terms change?

A: No. All existing loan and deposit agreements will remain unchanged.

Q: Who is Wayne Bank?

A: Wayne Bank is a community bank founded in 1871 with a strong financial track record, commitment to community banking, and values very closely aligned with Presence Bank. They serve northeastern and central Pennsylvania and the southern tier of New York state, with a focus on community banking. Like Presence Bank, they are deeply rooted in their communities and focused on customer relationships and service.

Q: Does Wayne Bank share the same values as Presence Bank?

A: Yes. Wayne Bank shares a strong commitment to community banking, personalized customer service, and employee engagement—the same core values that have also guided us. Both banks prioritize trust, integrity, and support for the communities we serve and live in.

Q: Who can I contact with questions?

A: You can reach out to your Relationship Manager or your local branch. We are happy to assist and answer any questions.

Thank you for your continued trust. We’re excited about this next chapter and remain committed to serving you with excellence—now and in the future.